UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D. C.
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

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[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[   ]   Definitive Proxy Statement
[ X ]   Definitive Additional Materials
[   ]   Soliciting Material under Rule 14a-12

                        Financial Industries Corporation
                (Name of Registrant as Specified In Its Charter)

                _________________________________________________

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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The Registrant provided the following statement to its shareholders:

                        Financial Industries Corporation
                           6500 River Place Boulevard
                               Austin, Texas 78730


                                                                   June 26, 2003

Dear Valued Shareholder:

Your company needs your vote at the Annual Meeting of Shareholders of Financial Industries Corporation on July 31st. A small band of unregistered, opportunistic hedge-fund investors called The Otter Creek Group is working solely for its own short-term interest and threatening to sell your company in a bad market. Your Board of Directors and your Company's new management team need your support in order to fend off these raiders and to continue implementing a strong, strategic business plan which has been specifically designed to raise your company to the next level of performance and increase the company value for ALL shareholders.

                     YOUR COMPANY - YOUR INTEREST AT STAKE!

Since our last Annual Meeting, your board has proven its ability to make the hard decisions in the best interest of our company and all of its shareholders. Over the past year, it has made substantial progress in hiring a sound and well-respected management team and verifying a growth plan that will elevate the performance of the company. Their goals have been focused on increased shareholder value and strengthened corporate governance, both of which we believe suffered badly under the watch of past management. At the heart of the new management plan is a comprehensive strategy focused on well-planned acquisitions, targeted market alliances, streamlined sales and marketing structures, reduced operating expenses, increased investment income and an effective and compliant governance program.

Through its exhaustive study your Board, with the aid of the highly respected investment bank Salomon Smith Barney, determined that pursuing any of new management's strategic business plan was more advantageous to shareholder value than the sale, merger or consolidation of the company in the current economic and industry environment. Your Board believes that its determined focus on the successful implementation of this plan, combined with the strong leadership of our new slate of directors, will bring to our shareholders the kind of return on investment that you both expect and deserve.

Already the new management team has made significant progress on your behalf. It has reduced sales expenses, increased investment income and begun the process of making the existing sales and marketing structures of your Company more efficient. The most exciting progress came last month, when your Company acquired three companies in the secondary education financial services market and formed a new key marketing alliance. These acquisitions now position your company to become an industry leader in the secondary education services market.

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Your Board expects that operating these newly acquired  companies  together will transform FIC from a company that offers a limited number of life insurance and fixed annuity products to a financial services organization offering a wide range of products to an even wider range of customers. These acquisitions were executed by your new management team as the first step to implementing a comprehensive marketing plan for your company. The growth from this new business is expected to result in a significant improvement in your company's overall cost structure.

                           VOTE THE WHITE CARD TODAY!

Those who seek to challenge your Board's slate of directors have no plan for the company beyond their publicly vocalized interest in selling it. This is the wrong economy in which to sell an insurance company and it is our opinion that the proposal of these short-sighted, unregistered speculators would be detrimental to the growth of your company and the long-term interest of its other shareholders. We believe that FIC belongs to you, the shareholders, and that electing an Otter Creek dominated board would short change your ability to realize the full value of the company under its new management -- the equivalent of turning the company keys over to one insignificant and small holder of stock. We believe that The Otter Creek agenda is self-serving and not in the best interests of all FIC shareholders.


                                  How to vote:


      YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.


1. If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card to Georgeson Shareholder Communications Inc. in the postage paid envelope provided today.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Proxy Card to be issued representing your shares.

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3.   After signing the enclosed  WHITE Proxy Card do not sign or return the Gold proxy card. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting. If you voted a Gold proxy card and want to change your vote, you can do so now by sending in this WHITE proxy card.

4. If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor.



                                [GRAPHIC OMITTED]
                             Georgeson Shareholder


                           17 State Street, 10th Floor
                               New York, NY 10004
                        Banks and Brokers (212) 440-9800
                   Shareholders Call Toll Free (866) 274-2148



                                                Sincerely,



                                                Eugene E. Payne
                                                Chairman, President and
                                                Chief Executive Officer


This release may contain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Investors are reminded that these forward-looking statements must be considered in conjunction with the cautionary warnings and risk-factors which are detailed in the Company's most recent Annual Report on Form 10-K , Quarterly Report on Form 10-Q, and its other filings with the Securities and Exchange Commission. FIC is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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